Exhibit 4.3

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), entered into as of March 10, 2021, among Owens & Minor, Inc., a Virginia corporation (the “Company”), the guarantors signatory hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of September 16, 2014 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of September 16, 2014, among the Company, the Guarantors party thereto and the Trustee (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of April 2, 2018, among the Company, the Guarantors party thereto and the Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture dated April 30, 2018, among the Company, the Guarantors party thereto and the Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture dated February 12, 2019, among the Company, the Guarantors party thereto and the Trustee (the “Fourth Supplemental Indenture”), and the Fifth Supplemental Indenture dated May 22, 2020, among the Company, the Guarantors party thereto and the Trustee (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), related to the Company’s 3.875% Senior Notes due 2021 (the “2021 Notes”) and 4.375% Senior Notes due 2024 (the “2024 Notes” and, together with the 2021 Notes, the “Notes”);WHEREAS, the Company and the Guarantors entered into a Credit Agreement, dated as of July 27, 2017 (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “ Legacy Credit Agreement”), with the the lenders and agents ) from time to time party thereto, pursuant to which the the Company and certain of the Guarantors were extended credit, in each case upon the terms and subject to the conditions set forth therein (the “Legacy Secured Indebtedness”);

WHEREAS, the Company provided collateral to secure the Legacy Secured Indebtedness and, pursuant to Section 10.07 of the Base Indenture and in accordance with the terms of the Third Supplemental Indenture, the Notes were secured equally and ratably with the Legacy Secured Indebtedness;

WHEREAS, on the date hereof, the Legacy Secured Indebtedness was repaid in full and the liens securing the Legacy Secured Indebtedness and the Notes were released in accordance with the terms of the Third Supplemental Indenture;

WHEREAS, prior to the date hereof, the 2021 Notes were repaid and/repurchased in full by the Company and the Company’s and the Guarantors’ obligations under the 2021 Notes have been extinguished;

WHEREAS, the Company and the Guarantors have, as of the date hereof, entered into a new Credit Agreement, dated as of March 10, 2021 (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced or replaced from time to time, the “New Credit Agreement”) with the Lenders (as defined in the Credit Agreement) from time to time party thereto, Bank of America N.A., as administrative agent and collateral agent for the New Credit

Facility (as defined in the Credit Agreement) (the “Administrative Agent” and “Collateral Agent,” as applicable), pursuant to which the Lenders have agreed to make loans or issue letters of credit to certain of the Guarantors and the Company, in each case upon the terms and subject to the conditions set forth therein (the “New Secured Indebtedness”);

WHEREAS, under Section 10.07 of the Base Indenture, the Company shall not, and shall not permit any Subsidiary to, with limited exceptions, issue, incur, assume or guarantee any Indebtedness secured by a Lien, other than a Permitted Lien, upon any Property of the Company or any Subsidiary, without in any such case making effective provision whereby the 2024 Notes shall be secured equally and ratably with, or prior to, such Indebtedness for so long as such Indebtedness shall be so secured;

WHEREAS, the Company wishes to provide collateral for the New Secured Indebtedness;

WHEREAS, pursuant to a security agreement in the form attached hereto as Exhibit A (the “Security Agreement”), the Company and certain of the Guarantors will therefore grant to the Collateral Agent on behalf of the Holders of the 2024 Notes, the Trustee and the other Secured Parties (as such term is defined in the Credit Agreement), certain Liens (collectively, “Credit Agreement Liens”) on certain assets of the Company and certain of the Guarantors described in the Security Agreement (the “Collateral”) as security for the New Secured Indebtedness and, to the extent required by the Indenture, the obligations of the Company and the Guarantors under the 2024 Notes and the Indenture; and

WHEREAS, Section 9.01 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture without the consent of any Holders to, among other things, secure the 2024 Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the Company and the Guarantors covenant and agree with the Trustee, for the benefit of Holders of the 2024 Notes, as applicable, as follows:

Section 1.    Sixth Supplemental Indenture. As used herein “Sixth Supplemental Indenture,” “hereto” “herein,” “hereof,” “hereby,” and similar expressions refer to this Sixth Supplemental Indenture and not to any particular Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof.

Section 2.    Definitions in Sixth Supplemental Indenture. All terms contained in this Sixth Supplemental Indenture that are defined in the Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Indenture, unless the context otherwise specifies or requires.

Section 3.    Acknowledgement of Liens; Release. The Trustee hereby acknowledges the granting of the Credit Agreement Liens on the Collateral to the Collateral Agent, for the benefit of the Trustee and the Holders pursuant to the Security Agreement, to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the 2024 Notes on an equal and ratable basis with the Secured Indebtedness and, in connection herewith, the Trustee hereby acknowledges on behalf of the Holders the execution and delivery of the Security Agreement pursuant to which such Credit Agreement Liens on the Collateral referred to herein shall be granted to the Collateral Agent for the benefit of the Holders of the 2024 Notes, the Trustee and the other Secured Parties.

Upon payment in full of the New Secured Indebtedness, otherwise upon any agreement by the Collateral Agent or the required Secured Lenders to release the Credit Agreement Liens on the Collateral (or any portion thereof) or to the extent the payment of principal and interest and all other amounts due and owing pursuant to the terms of the 2024 Notes are not required by the Indenture to be secured on an equal and ratable basis by the Credit Agreement Liens on the Collateral, the Trustee hereby agrees that the Collateral Agent may, and agrees to take any action required to cause the Collateral Agent to, release all the Credit Agreement Liens on the Collateral (or any portion thereof) granted to the Collateral Agent for the benefit of the Holders of the 2024 Notes and the Trustee pursuant to the Security Agreement to the same extent and on the same terms and conditions as the Collateral Agent, acting on behalf of the other Secured Parties, shall release such Credit Agreement Liens.

Section 4.    Consent. The Company hereby consents to the granting of the Credit Agreement Liens on the Collateral for the benefit of the Holders of the 2024 Notes and the Trustee to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the 2024 Notes on an equal and ratable basis as described in Section 3 above and in the Security Agreement until the release of the Credit Agreement Liens on the Collateral upon the repayment of the New Secured Indebtedness, otherwise in accordance with the provisions described in Section 3 above or to the extent the payment of principal and interest and all other amounts due and owing pursuant to the terms of the 2024 Notes are not required by the Indenture to be secured on an equal and ratable basis by the Credit Agreement Liens on the Collateral.

Section 5.    Execution as Supplemental Indenture. This Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Base Indenture, this Third Supplemental Indenture forms a part thereof.

Section 6.    Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Indenture, or with a provision of the Trust Indenture Act, which is required to be included in this Second Supplemental Indenture, or in the Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable. If any provision hereof modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 7.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.    Execution and Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts (which may be delivered by means of facsimile or e-mail), each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 9.    Governing Law. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fifth Supplemental Indenture as of the day and year first above written.

OWENS & MINOR, INC.

By:	/s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	Executive Vice President, General
Counsel & Corporate Secretary

[Signature Page to this Sixth Supplemental Indenture]

500 EXPRESSWAY DRIVE SOUTH LLC,
a Delaware limited liability company

AVID MEDICAL, INC.,
a Delaware corporation

MAI ACQUISITION CORP.,
a Delaware corporation

MEDEGEN NEWCO, LLC,
a Delaware limited liability company

MEDICAL ACTION INDUSTRIES INC.,
a Delaware corporation

O&M HALYARD, INC.,
a Virginia corporation

BARISTA ACQUISITION I, LLC,
a Virginia limited liability company

BARISTA ACQUISITION II, LLC,
a Virginia limited liability company

By:	/s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	Executive Vice President, General Counsel & Corporate Secretary

ACCESS DIABETIC SUPPLY, L.L.C.,
a Florida limited liability company

HALYARD NORTH CAROLINA, LLC,
a North Carolina limited liability company

By:	/s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	Manager

O&M BYRAM HOLDINGS, GP,
a Delaware General Partnership

By:	Barista Acquisition I, LLC and Barista Acquisition II, LLC
Its:	Partners

By:	/s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	Executive Vice President, General Counsel & Corporate Secretary

[Signature Page to this Sixth Supplemental Indenture]

ACCESS RESPIRATORY SUPPLY INC.,
a Florida corporation

KEY DIABETES SUPPLY CO.,
a Michigan corporation

MEDICAL SUPPLY GROUP, INC.,
a Virginia corporation

O&M WORLDWIDE, LLC,
a Virginia limited liability company

OMSOLUTIONS INTERNATIONAL, INC.,
a Virginia corporation

OWENS & MINOR CANADA, INC.,
a Virginia corporation

OWENS & MINOR DISTRIBUTION INC.,
a Virginia Corporation

OWENS & MINOR GLOBAL RESOURCES, LLC,
a Virginia limited liability company

OWENS & MINOR HEALTHCARE SUPPLY, INC.,
a Virginia corporation

OWENS & MINOR INTERNATIONAL LOGISTICS, INC.,
a Virginia corporation

OWENS & MINOR MEDICAL, INC.,
a Virginia corporation

By:	/s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	President, Chief Executive Officer & Corporate Secretary

[Signature Page to this Sixth Supplemental Indenture]

FUSION 5 INC.,
a Delaware corporation

By:	/s/ Jonathan Leon
Name:	Jonathan Leon
Title:	Treasurer

[Signature Page to this Sixth Supplemental Indenture]

CLINICAL CARE SERVICES, L.L.C.,
a Utah limited liability company

By:	/s/ Perry A. Bernocchi
Name:	Perry A. Bernocchi
Title:	Manager

DIABETES SPECIALTY CENTER, L.L.C.,
a Utah limited liability company

By:	/s/ Perry A. Bernocchi
Name:	Perry A. Bernocchi
Title:	Manager

BYRAM HOLDINGS I, INC.,
a New Jersey Corporation

BYRAM HEALTHCARE CENTERS, INC.
a New Jersey Corporation

By:	/s/ Perry A. Bernocchi
Name:	Perry A. Bernocchi
Title:	President and Chief Executive Officer

[Signature Page to this Sixth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Nancy H. Taylor
Name:	Nancy H. Taylor
Title:	Vice President

[Signature Page to this Sixth Supplemental Indenture]

Exhibit A

Form of Security Agreement